Exhibit 99.1

Outline of Slides for the
Howard Weil 35th Annual Energy Conference Presentation
April, 2007

Slide 1 - Continuing Growth
Howard Weil
35th Annual Energy Conference
April 2007 -- New Orleans

James E. Sigmon, Chairman, President & CEO
Roberto R. Thomae, VP-Capital Markets

Slide 2 - Corporate Information
•	Headquarters: The Exploration Company; 777 E. Sonterra Blvd., Suite 350;
San Antonio, Texas 78258; Phone: (210) 496-5300; Fax: (210) 496-3232; www.txco.com
•	Contacts: James E. Sigmon, Chairman, President & CEO, jsigmon@txco.com
Roberto R. Thomae, Vice President-Capital Markets, bthomae@txco.com
•	TXCO -- The Exploration Company -- NASDAQ Listed, a NASDAQ Global Select Company
•
Forward-Looking Statements: Statements herein that are not historical, including statements regarding TXCO’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to the pending merger and acquisition plans, expected costs savings therefrom, closing dates and transaction costs; whether the merger will be accretive; the terms of and ability to obtain permanent financing for the merger; capital expenditures; drilling plans; production levels; oil and gas prices; the timing, number and cost of wells to be drilled, projects and expected response; and establishment of reserves. It is important to note actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, difficulties in integrating the Output businesses and operations in an efficient and effective manner; the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Shareholders and other readers are cautioned not to place undue reliance on the forward-looking statement contained herein, which speak only as of the date they are made. TXCO undertakes no obligation to update publicly or revise any forward-looking statement. More information about potential factors that could affect the Company’s operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2006. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO’s Web site at www.txco.com. Copies are available without charge, upon request from the Company.

Slide 3 - TXCO Asset Overview
Map of Texas and Oklahoma with four focus areas indicated as follows:
•	Maverick Basin Core Focus Area
•	601,200 net acres
•	Glen Rose Porosity oil play
•	41 bcfe proved reserves
•	81% oil
•	Significant multi-play growth potential
•	Pearsall shale
•	San Miguel oil sands

•	Marfa Basin
•	67,500 net acres
•	Target: Barnett and Woodford shales
•	New resource play potential
•	3D seismic, 2nd well in 2007

•	Midcontinent Output Acquisition
•	1.3 mmcfed net production
•	11,000 acres:
•	8 bcfe total reserves
•	5 bcfe proved

•	Gulf Coast Output Acquisition
•	7.1 mmcfed net production
•	20,000 net acres
•	83 bcfe total reserves
•	35 bcfe proved

Slide 4 - TXCO's Profile
Picture of drilling rig.
•	TXCO's drilling rig, acquired in 2006, lowers costs and increases development flexibility.
•	A Full-Cycle Exploration Company
•	Lease minerals
•	Acquire / interpret seismic
•	Generate prospects
•	Drill
•	Produce
•	Multiple Resource Plays
•	1,000s of drilling prospects

Slide 5 - Output Acquisition Summary
•	Merger Agreement Closed April 2
•	Purchase Price -- $100.4 Million
•	$91.6 million in cash + 339,000 TXCO shares
•	$4.8 million payoff of Output's outstanding hedges
•	Acquisition Financing by Bank of Montreal, BMO Capital Markets
•	New 4-year senior secured revolver at LIBOR + 200 basis points
•	New 5-year senior secured second-lien term loan at LIBOR + 450 basis points

Slide 6 - Output Acquisition Summary
TXCO Gains:
•	Output's Significant Gulf Coast and Midcontinent Assets
•	Establishes a new core operating area
•	40 bcfe Proved Reserves, 78% Proved Developed, 62% gas

$/mcfe<?xml:namespace prefix = o />	Without Hedge Payoff	With Hedge Payoff
Proved	$2.39	$2.51
Proved Fully Developed	$2.85	$2.97
3P Reserves (91 bcfe)	$1.05	$1.10
3P Fully Developed	$1.78	$1.83

•	8.4 mmcfed Current Oil and Gas Sales
•	55% gas

Slide 7 - TXCO / Output: Key Metrics
Pro Forma Acquisition Statistics *
			Pro Forma
	TXCO	Output	TXCO

Estimated current net production / mmcfed	13.4	8.4	21.8
Oil Sales / bopd	1,837	640	2,477
Gas sales / mmcfd	2.4	4.6	7.0
Net acres	700,052	31,000	731,052
Undeveloped acres	671,596	7,440	679,036
Proved reserves (bcfe)	41.4	40	81.4
Effectively operated / %	87	63	75
Proved developed reserves (bcfe)	19.9	31.2	51.1
Proved reserves mcfe / share	1.21	-	2.40
Reserve life / years	7.0	13.0	10.0
* Based on third-party independent engineer estimates and current acreage and production estimates.

Slide 8 - Revised 2007 CAPEX Budget
Slide contains two pie charts & the footer "Estimated Combined CAPEX: $85-90 Million."
•
The first chart is titled "TXCO -- $70-75 Million, 90+ Wells, 83% of Total" and shows budget dollars, number of wells and, in some cases, % for focus areas, as follows: Glen Rose -- 48 wells, including 36 Porosity wells -- $43.6 million -- 58%; Pearsall -- 3 Wells -- $4.8 million -- 6%; Georgetown -- 5 Wells -- $4.9 million; Leasehold and Infrastructure -- $6.5 million; Other -- $2.0 million; Pena Creek -- 11 Wells -- $3.1 million; Marfa -- 1 Well -- $3.0 million; and San Miguel Oil Sands Leasehold, 21 Wells -- $7.6 million -- 10%.

•
The second chart is titled "Output -- $15 Million, 39 Wells, 17% of Total" and shows three focus areas, as follows: Gulf Coast, Fort Trinidad -- $6.0 million -- 39% -- 13 Wells; Gulf Coast, Other -- $4.9 million -- 32% -- 14 Wells; and Midcontinent -- $4.5 million -- 29% -- 12 Wells.

Slide 9 - Maverick Basin Focus Area
Map of TXCO's Maverick Basin lease area that indicates by shading or outline the acreage where:
TXCO has all rights; the oil sands (50% WI); TXCO has shallow rights and is covered by EnCana joint venture (50% working interest, deep rights only); TXCO has shallow rights only; TXCO's Glen Rose and San Miguel waterflood (where EnCana has all other zones); TXCO's area with all shallow rights to the Glen Rose (where EnCana has deeper zones); and acreage covered by 3-D seismic data. The map also indicates the relative position of the Eagle Pass, and Piedras Negras, Mexico communities.
•	TXCO Acreage Block
•	707,000 gross acres
•	601,200 net acres
•	603,000 acres 3-D seismic coverage

Slide 10 - Pipeline Marketing Synergy
Map of pipeline superimposed over Maverick Basin lease map, indicating TXCO acreage, TXCO's pipeline system, Area pipelines, Compressor stations and Delivery points, as well as indicating the relative location of the Eagle Pass and Carrizo Springs communities and Piedras Negras, Mexico.
•	Strong infrastructure, 100% WI
•	Operational synergies
•	91-mile system provides:
•	Higher netback
•	U.S. / Mexico markets
•	Ongoing cost savings
•	Multiple delivery points
•	35 mmcfd current capacity
•	33% capacity utilization
•	100 mmcfd capacity potential
•	Enhanced basin-wide production monitoring

Slide 11 - Maverick Basin Cross Section
Drawing showing the relative positions of the following geologic formations:  Escondido, Olmos / CBM, San Miguel, Anacacho, Austin Chalk, Eagle Ford, Buda, Del Rio, Georgetown, Pryor, McKnight, Glen Rose, Pearsall, Pine Island, Sligo, Hosston and Jurassic. The slide also indicates 9 of the formations as potential resource plays (those have been underlined above), 10 formations with gas production (shown in italics above), and 8 formations with oil production (shown in bold above). It also indicates that all the listed formations, except the Jurassic, are Cretaceous.
•	20+ Productive Zones, Thousands of Drilling Prospects

Slide 12 - Maverick Basin Core Focus: Glen Rose Porosity Oil Play
Picture of seismic data for a portion of the Maverick Basin lease with a span of 30 miles indicated with TXCO wells drilled for 2002 through 2007, wells currently drilling, and focus areas indicated.
•	76 TXCO wells drilled since 2002 discovery
•	31 wells spudded 2006
•	36-well target in 2007
•	3 rigs currently drilling
•	300+ potential drilling locations in inventory
•	300,000+ gross acres

Slide 13 - 3-D Seismic Imaging Defines Glen Rose Porosity Locations
Close up of seismic data for a portion of the lease with Porosity 'traps' and existing wells and a 6-mile span indicated.
•	Enhanced seismic imaging improves well placement

Slide 14 - Porosity Drilling Techniques
Close up of Porosity seismic data for a portion of the lease, indicating a perpendicular wellbore and a parallel wellbore.
•
During 3Q06 / 4Q06, TXCO attempted to improve on Porosity play economics by reducing produced water. In order to reduce the number of fractures encountered that extend into the water zone, new wells were drilled fairly parallel to known fracture systems rather than perpendicular to them as done primarily in the past.

Six of these wells initially flowed oil, then watered out. These wells will be re-entered and drilled across the fracture system. Future wells will be drilled perpendicular to fractures, as has been successful in most previously drilled wells. Overall, the Porosity project remains profitable.

Slide 15 - Glen Rose Porosity Production Type Curve -- Actual
Line chart indicating production curves for the types of wells indicated in the table. Also each line is marked with a star indicating the payout point.
•	GR Porosity Type Well EUR: 131,000 bbls
•	Payout based on 41 MBbls @ $50 / bbl
•	Drilling costs -- horizontal, $1.3 -- $1.5 million

Type	No. Wells	Cum Prod.	EUR*
Best Well		305 MB	449 MB
Horz >1,000' in Zone	6	180 MB	227 MB
Horz < 1000' in Zone	15	82 MB	112 MB
Vertical	17	91 MB	95 MB
Horz < 200' in Zone	13	44 MB	57 MB
Horz -- Not in Zone	6	30 MB	30 MB

Total Commercial Wells	57
* Estimates prepared by independent reservoir engineers

Slide 16 - Glen Rose Porosity Oil Sales Remain Strong
Bar chart showing oil sales by quarter for 2004 through 2006 and range from 335 BOPD for 2Q05 to 1984 BOPD for 4Q06. A 492% increase is indicated over the time period.
•	2Q06 / 3Q06 sales include 10,000 bbls from inventory bottleneck in 4Q05 / 1Q06

Slide 17 - Maverick Basin's Oil Sands Resource Play
Map of portion of our Maverick Basin leasehold indicating oil sands deposit by outline (170,000 acres), the 50' contour line (123,000 acres), the AMI by outline (68,000 acres), the TXCO / Pearl joint acreage (36,000 acres) by shading, TXCO's acreage prospective for oil sands (41,000 acres, 100%), and outlining the area of heavy oil deposit (10,000 acres) .
•	7-10 billion Bbls* estimated in place
•	TXCO operator (50% WI), JV with Pearl E&P
•	TXCO Carried on first two wells, steam facilities
•	Analogous to Athabasca's Cold Lake Field
•	New technology, higher oil prices boost economics, synergies over Exxon, Conoco 1970s-80s pilots
* Revised internal estimates based on advanced geologic review

Slide 18 - Maverick Basin Oil Sands Pilot
Pictures of portable steam generator and water, oil and diluent tank battery.
•	Ongoing cyclic steam stimulation pilot under way on first 2 wells
•	First well in second injection phase
•	Second well in first flowback phase
•	First oil shipped for initial pricing and lab analysis
•	21 new pilot wells scheduled in 2007, based on evaluation of initial steaming results
•	SAGD alternative under evaluation

Slide 19 - San Miguel Oil Sands Cyclic Steam Stimulation
Drawings illustrating phases of a cyclic steam stimulation project.
•	Steam Injection -- condensed steam enters from steam generator and is injected into the formation through the well bore, heating the zone of thick oil.
•	Soak -- area is heated by convection from hot water.
•	Oil Production -- Condensed steam and thinned oil is produced through the same well bore.
* Source: National Energy Technology Laboratory. See appendix for expanded explanation.

Slide 20 - Pearsall Shale Gas Resource Play
Map of TXCO's Maverick Basin lease area that indicates by shading the acreage where:
TXCO has all rights; TXCO's oil sands (50% WI); TXCO has shallow rights and is covered by EnCana joint venture (50% working interest, deep rights only); TXCO has shallow rights only; EnCana acreage; and TXCO's shallow zones to Glen Rose (where EnCana has deeper zones). Also indicates by dots: permitted wells and active wells. The area of recent Anadarko and Cornerstone acreage acquisitions and drilling focus are also shown..
•	2006 -- First EnCana / TXCO Vertical Well Tested Gas
•	EnCana operator, 50% WI
•	Underbalanced / horizontal drilling and fracturing
•	3-D seismic defined
•	Historical production averaged 400 mmcfe from 50+ vertical wells completed prior to 3-D seismic, underbalanced drilling, fracturing or horizontal drilling

Slide 21 - Pearsall Shale Gas Resource Play
•	Unconventional Tight Gas
•	Blanket presence -- overpressured formation
•	Thermally mature -- in gas window
•	100+ bcf / Section, Estimated Gas in Place, Per EnCana Estimates
•	500+ Potential Locations
•	2007 -- 3 Wells Planned, $4.8 Million (50% WI)
•	Anadarko Now Holds 330,000+ Acres Targeting the Pearsall, Eagleford Shales
•	8 wells permitted, 2 rigs drilling
•	Cornerstone (Ex-EnCana Management) Now Holds 190,000 +/- Acres Targeting Cretaceous and Jurassic Formations
•	First Pearsall well now in completion

Slide 22 - Pearsall Type Log From Existing Production
Slide contains logs for the Los Cuatros Field (early 1970s).
•	20+ bcfe production
•	Vertical wells
•	Prior to advanced completion and stimulation technology
•	Mud log confirms strong gas shows throughout Pearsall interval source rock
•	Known geochemistry:
•	High gas-in-place potential
•	Organically rich
•	Thermally mature in gas window

Slide 23 - TXCO's Other Plays In the Maverick Basin
Drawing of geological formations with relative location of following plays indicated.
San Miguel Pena Creek Waterflood
•	2006 Sales = 181 bopd
•	15 wells drilled / re-entered
•	120+ potential infill locations
•	2007 plan
•	$3.1 million CAPEX
•	11 wells (100% WI)
Georgetown Formation
•	Gas and oil play
•	2006 Sales = 60 boepd
•	4 wells drilled / re-entered
•	300+ potential locations
•	2007 plan
•	$4.9 million CAPEX
•	5 wells (63 - 100% WI)

Slide 24 - TXCO's Marfa Basin Lease Block
Inset map of Texas portion of the Ouachita Thrusts; the Marathon and Llano uplifts; the Marfa, Delaware, Val Verde, Kerr and Fort Worth basins, and locations where Barnett and Woodford Shales have been developed. Enlargement map indicating a 25-mile span and showing the TXCO, Quicksilver and Carrizo acreage (based on public filings) and the relative position of the Marfa and Alpine communities.
•	Block acquired 4Q05
•	50% WI in 141,000 acres
•	4Q06 re-entry confirmed gas present
•	2nd well set for 2007

Slide 25 - Key Financial Metrics Demonstrate Stronger 2006 Results
($ in millions, except per share amounts)			Net Change
	2006	2005	$	%
Oil & Gas Sales	$ 56.5	$ 38.5	$ 18.0	+46.7%
Total Revenues	$ 72.4	$ 67.0	$ 5.4	+8.1%
Operating Income	$ 10.5	$ 7.3	$ 3.2	+43.7%
Net Income *	$ 7.2	$ 13.7	$ (6.5)	-47.3%
Earnings per Share *	$ 0.22	$ 0.48	$ (0.26)	-54.2%
Ebitdax **	$ 40.3	$ 24.6	$ 15.7	+63.7%
Ebitda **	$ 37.3	$ 21.3	$ 16.0	+74.9%
Debt / Asset	1.8%	0.2%
Debt / Ebitda	0.07x	0.01x
Ebitda / Interest Expense	138.76	7.30
Debt / Proved Reserves	$ 0.06	$ 0.01
* 2005 net income includes one-time, $24.5 million pre-tax gain on EnCana sale
** See Ebitda/Ebitdax reconciliation on TXCO's Web site, www.txco.com

Slide 26 - Financial Metrics Confirm Growth
Slide shows a bar chart indicating Total Revenues by year for 2001 through 2006 in millions. The actual dollar amounts not shown, but range from about $14 million in 2001, to about $72 million in 2006. A CAGR of 40% is shown over that period.

Slide 27 - Financial Metrics Confirm Growth
Slide shows a bar chart indicating EBITDA, EBITDAX by year in millions for 2001 through 2006. Actual dollar amounts not indicated. EBITDA ranges from approximately $5 million in 2001 to more than $30 million in 2006. EBITDAX ranges from under $10 million in 2001 to more than $30 million in 2006. A CAGR of 45% is shown for Ebitda.
•	2006 EBITDA Up 75%
•	2006 EBITDAX Up 64%

Slide 28 - Proved Reserves Confirm Growth
Slide shows a bar chart indicating Proved Reserves* in Bcfe by year for oil and gas for 2001 through 2006, as follows: Oil -- 2001 - 1.8, 2002 - 8.9, 2003 - 12.8, 2004 - 20.2, 2005 - 29.6, and 2006 - 33.5; Gas -- 2001 - 11, 2002 - 14.7, 2003 - 15.6, 2004 - 17.7, 2005 - 9.9, and 2006 - 7.9; and indicates a 27% CAGR over the period. The slide also contains a data box, as follows:
•	Rolling 3-Year Metrics 2004 - 2006
•	Production Replacement - 197%
•	Drillbit Gross Profit ROI - 175%
•	Drillbit F&D Cost/mcfe - $3.92
•	J.S. Herold's 2003-2005 Smallcap Universe drillbit F&D cost: $3.14 / mcfe
*  Reflects sale to EnCana at Sept. 1, 2005

Slide 29 - Output Acquisition Doubles Proved Reserves
Slide shows a bar chart indicating reserves by year as in the previous slide with an extension to the 2006 bar indicating the pro forma addition bringing proved reserves to 81+ bcfe after the acquisition.
•	TXCO reserves
•	41.4 bcfe proved
•	48% proved developed
•	Output reserves
•	40.0 bcfe proved
•	78% proved developed
*   See appendix for definitions

Slide 30 - Oil & Gas Sales Continue to Rise
Slide contains a bar chart indicating oil and gas sales in bcfe, and the percentage of oil sales to the total, by year for 2001 through 2006. Actual numbers are not shown but range from approximately 3 bcfe in 2001 to almost 6 bcfe in 2006. Percentages shown are 10, 43, 56, 39, 52 and 81 for 2001 through 2006 respectively. A 14.6% CAGR is indicated over the period.
•	Continuing growth in the Glen Rose Porosity oil play focuses TXCO on oil production while Maverick Basin's multiple gas resource plays develop
*  Approximately 20% of gas production sold to EnCana, September 2005

Slide 31 - 2-Year Comparative Stock Performance
Line chart shows stock performance for TXCO, TXCO Peers, S&P 500 and Dow Jones for 2005 and 2006 and early 2007. Beginning and ending prices labeled as $6.14 and $10.85, respectively. Sections are labeled, as follows:
•	September / October 2005 -- EnCana Sale
•	January / February 2006 -- A.G. Edwards Coverage
•	March / April 2006 -- A.G. Edwards, BMO, C.K. Cooper Upgrades
•	February / March 2007 -- Output Acquisition
TXCO -- The Exploration Company; TXCO Peers -- BEXP, CRZO, CWEI, DBLE, EPEX, GSX, ABP, MCF, NGAS, PLLL, PQ; Standard & Poor's 500 Stock Index; Dow Jones Industrial Average
Source: Bloomberg

Slide 32 - Growing Share of Institutional Ownership
Chart indicating number of institutional investors, by year from 2000 through present, with percentage of shares held by institutions indicated for 2002 and later periods, as follows: 2000 -- 1; 2001 -- 4; 2002 -- 21 -- 9%; 2003 -- 18 -- 14%; 2004 -- 29 -- 37%; 2005 -- 33 -- 39%; 2006 -- 113 -- 54%; and '07 YTD -- 113 -- 59%.
•	Added to Russell 3000 Index and NASDAQ's Global Select Market in 2006
•	2007 YTD:
•	33.6 million shares outstanding
•	460,000 shares, 3-month average daily volume

Slide 33 - Why Own TXCO Now?
•	Dominant Maverick Basin Position
•	Growing Glen Rose Porosity oil sales
•	Multiple resource plays
•	1,000's of potential drilling prospects
•	Integrated infrastructure
•	EnCana, Anadarko, Cornerstone Entries In Maverick Basin Validate Acreage, Increase Drilling Activity
•	Output Acquisition Accelerates Growth
•	3 Growth Catalysts Offer High-Impact Potential
•	San Miguel oil sands project
•	Pearsall shale play
•	Marfa Basin -- West Texas shale play
•	Exploration Team with Proven Track Record

Slide 34 - Continuing Growth
Visit us on the Web at www.txco.com

Slide 35 - Appendix
•	Acreage Position -- Gross / net mineral acres held under lease or option
•	AMI -- Area of mutual interest
•
Average Daily Sales Volumes -- Sales volumes approximate field production volumes after the impact of fuel, shrink, venting and / or downtime related to pipeline curtailment, amine / processing plant capacity, weather, compression, or routine repairs and maintenance.

•	bbl -- Barrel of oil, equal to 42 U.S. gallons
•	BO -- Barrels of oil per day
•	CAGR -- Compound annual growth rate
•	Cash Flows -- Net cash provided by operating activities
•	Debt-to-Capitalization Ratio -- Total debt over (total debt plus total stockholder equity)
•
Drillbit Finding / Development Costs -- Per mcfe, including exploration costs and actual drilling costs incurred compared to the volume of new reserves added, prior to any revisions in engineering estimates.

•	Ebitdax and Ebitda -- See the Investor Relations section of the Company's Web site at www.txco.com for a reconciliation of non-GAAP financial measures.
•	EOR -- Enhanced oil recovery, technology used to enhance or prolong oil field production.
•	EUR -- Estimated ultimate recovery, as estimated by independent reservoir engineers.
•	Gross Profit -- Oil and gas revenues less operating expenses and G&A costs
•	Gross Profit Return on Investment -- Gross Profit divided by Finding and Development Costs
•	MB - Thousand barrels of oil
•	mcf -- Thousand cubic feet of gas
•	mmcfd -- Million cubic feet of gas per day
•	mcfe / mmcfe / bcfe / tcfe -- Thousand cubic feet equivalent / million cubic feet equivalent / billion cubic feet equivalent / trillion cubic feet equivalent
•	Proved Reserves -- Interim estimates internally generated. Year-end estimates prepared by independent reservoir engineers. Reserve estimates prepared in accordance with SEC and FASB requirements.
•	ROI -- Return on investment
•	SAGD -- Steam-assisted gravity drainage. A heavy oil recovery technique.
•	TOC -- Total organic carbon present in a formation. A basic chemical analysis of source rock.
•	WI -- Working interest

Slide 36 - Appendix
San Miguel Oil Sands Cyclic Steam Stimulation ("Huff-and-Puff") (A well-stimulation method)

This method is sometimes applied to heavy-oil reservoirs to boost recovery during the primary production phase. During this time it assists natural reservoir energy by thinning the oil so it will more easily move through the formation to the injection / production wells. It can also be used, however, as a single-well procedure.

To utilize this EOR method, a predetermined amount of steam is injected into wells that have been drilled or converted for injection purposes. These wells are then shut in to allow the steam to heat or "soak" the producing formation around the well. After a sufficient time has elapsed to allow adequate heating, the injection wells are back in production until the heat is dissipated with the produced fluids. This cycle of soak-and-produce, or "huff-and-puff," may be repeated until the response becomes marginal because of declining natural reservoir pressure and increased water production.

At this time a continuous steamflood is usually initiated to continue the heating and thinning of the oil and to replace declining reservoir pressure so that production may continue. When the steamflooding is started, some of the original injection wells will be converted for use as production wells, along with the others drilled or designated for that purpose.

Source: National Energy Technology Laboratory.

Slide 37 - Marfa Basin Focus Area
•	Underexplored Basin Along Ouachita Overthrust
•	Geologically similar to gas-prone Fort Worth, Delaware and Arkoma Basins
•	Excellent Geochemical Characteristics
•	Barnett and Woodford shales present
•	400' -- 1,200' thick shales
•	High gas-in-place potential
•	Organically rich -- good TOC
•	Thermally mature -- in gas window
•	Other Leading West Texas Shale Players
•	EnCana, ConocoPhillips, Chesapeake, EOG, Quicksilver, Carrizo, Petrohunt, etc.
•	Continental Resources Serves as Operator
•	4Q06 re-entry confirmed gas present
•	2nd well scheduled for 2007